Exhibit 99.3

Intellicell BioSciences Inc. and Subsidiary
Consolidated Financial Statements
Quarter Ended March 31, 2011
(Unuaudited)

Intellicell BioSciences Inc. and Subsidiary

December 31, 2010

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS
Balance Sheet	2
Statement of Loss	3
Statement of Stockholders’ Deficit	4
Statement of Cash Flows	5
Notes to the Consolidated Financial Statements	6-14

Independent Auditors’ Report

To the Board of Directors and
Stockholders of Intellicell BioSciences Inc. and Subsidiary

We have reviewed the accompanying consolidated balance sheet of Intellicell BioSciences Inc. and Subsidiary as of March 31, 2011, and the related consolidated statement of loss, stockholders’ equity, and cash flows for the three-month period ended March 31, 2011.  These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosen Seymour Shapps Martin & Company LLP
Certified Public Accountants

New York, NY
July 5, 2011

Intellicell BioSciences Inc. and Subsidiary
CONSOLIDATED BALANCE SHEET

March 31, 2011 (Unaudited)
ASSETS
Current assets:
Cash	$194,227
Accounts receivable - net of allowance for
doubtful acounts of $0	10,200
Prepaid expenses and other current assets	12,561
Total current assets	216,988
Property, plant and equipment - net	68,792
Total assets	$285,780

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current liabilities:
Convertible debentures	$161,290
Accounts payable and accrued expenses	104,465
Deposits	45,000
Derivative liability	48,000
Accrued liabilities, related parties	516,432
Total current liabiites	875,187
Total liabiites	875,187

Commitments
Stockholders’ deficit :
Common stock; $0.001 par value; 50,000,000 shares authorized;
18,551,250 shares issued and outstanding at March 31, 2011	18,551
Additional paid in capital	1,029,239
Accumulated deficit	(1,637,197)
Total stockholders’ deficit	(589,407)
Total liabilities and stockholders’ deficit	$285,780

The accompanying notes are an integral part of these consolidated financial statements.

Intellicell BioSciences Inc. and Subsidiary
CONSOLIDATED STATEMENT OF LOSS
For the Three Months Ended March 31, 2011
(Unaudited)

Revenues	$-

Cost of goods sold	-

Gross margin	-

Operating Expenses
Research and development	92,888
Sales and marketing	36,482
General and administrative	1,043,549
Change in fair value of warrant derivative liability	9,290
1,182,209

Loss before income taxes	(1,182,209)

Provision for income taxes	-

Net loss	$(1,182,209)

The accompanying notes are an integral part of these consolidated financial statements.

Intellicell BioSciences Inc. and Subsidiary
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Three Months Ended March 31, 2011
(Unaudited)

	Common Stock		Additional Paid In
	Shares	Amount	Capital	(Deficit)	Total
Balances, December 31, 2010	16,545,000	$16,545	$28,120	$(454,988)	$(410,323)

Proceeds from sales of common stock at $0.50 per share	350,000	350	174,650	-	175,000

Stock issued for professional services at fair market value	1,656,250	1,656	826,469		828,125

Net loss for the three months ended March 31, 2011	-	-	-	(1,182,209)	(1,182,209)
Balances, March 31, 2011	18,551,250	$18,551	$1,029,239	$(1,637,197)	$(589,407)

The accompanying notes are an integral part of these consolidated financial statements.

Intellicell BioSciences Inc. and Subsidiary
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Three Months Ended March 31, 2011
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,182,209)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,713
Common stock issued for services	827,125
Change in fair value of warrant derivative liability	9,290
Changes in operating assets and liabilities,:
Decrease in accounts receivable	59,800
Increase in prepaid expenses	(12,561)
Increase in accounts payable and accrued expenses	66,463
Increase in deposits	45,000
Increase in accrued liabilities	43,932

Net cash used in operating activities	(140,447)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase or property , plant and equipment	(44,505)

Net cash used in investing activities	(44,505)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	176,000
Proceeds from sale of convertible debentures	200,000

Net cash provided by financing activities	376,000

Net change in cash	191,048
Cash - beginning of period	3,179
Cash - end of period	$194,227

NON-CASH INVESTING AND FINANCING ACTIVITIES
Original issue discount attributed to detachable 5 year warrants sold in conjunction with Convertible Debentures	$38,710

The accompanying notes are an integral part of these consolidated financial statements.

Intellicell BioSciences Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Description of Business

Formation

Regen Biosciences Inc., a New York corporation (“Regen”), was formed on August 13, 2010 as a pioneering regenerative medicine company to develop and commercialize regenerative medical technologies in large markets with unmet clinical needs.  On February 17, 2011, Regen changed its name to IntelliCell BioSciences Inc. (“IntelliCell”).  To date, IntelliCell has developed proprietary technologies that allow for the efficient and reproducible separation of stromal vascular fraction (branded “IntelliCell™”) containing adipose stem cells that can be performed in tissue processing centers and in doctors’ offices.

In conjunction with the formation of IntelliCell (formally Regen), a shareholder contributed, as part of his initial capital contribution, one hundred percent (100%) of the outstanding stock of Tech Stem Inc., a New York corporation (“Tech Stem”) originally formed on May 24, 2010.  Tech Stem’s business is the sourcing, sales and distribution of laboratory equipment and supplies utilized in tissue processing related to IntelliCell’s technologies

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of IntelliCell and those of Tech Stem, its wholly owned subsidiary (collectively the “Company”).  All significant inter-company transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from these estimates.  Management’s estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the periods they are determined to be necessary.

Intellicell BioSciences Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Fair Value of Financial Instruments

GAAP requires certain disclosures regarding the fair value of financial instruments. The fair value of financial instruments is made as of a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

GAAP defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

GAAP establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's categorization within the fair value hierarchy is based upon the degree of subjectivity that is necessary to estimate the fair value of a financial instrument. GAAP establishes three levels of inputs that may be used to measure fair value:

Level 1 – Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The following table sets forth our estimate of fair value of our financial instruments that are liabilities as of March 31, 2011:

	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Derivative Liability	$-	$-	$48,000	$48,000

Intellicell BioSciences Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The following table sets forth a summary of changes in fair value of our derivative liabilities for the three months ended March 31, 2011:

For the Three Months Ended March 31, 2011
Beginning balance	$-

Fair value of 2011 warrants at issue date	38,710

Change in fair value included in earnings	9,290

Balance at March 31	$48,000

Revenue Recognition

The Company intends to license independent third parties to use the Company’s technology in order to enable them to establish tissue processing centers in major metropolitan markets, as well as establishing centers it will operate.  Each center will utilize the Company’s proprietary technology in conjunction with a suite of laboratory equipment selected by the Company that will enable the lab to process adipose tissue into stromal vascular fraction containing adipose stem cells using the Company’s technology and protocols.  In certain centers the Company will maintain ownership of the laboratory equipment and in other cases the laboratory equipment will be sold to an independent party.  The Company intends to earn revenues in the form of license fees from such independent parties seeking to establish IntelliCell™ tissue processing centers.  These license fees will be payable upon signing of a license agreement and will be recognized as revenue ratably over the appropriate period of time to which the revenue item relates.  The Company has also entered into agreements with independent sales representative organizations that will market the centers services to physicians in the geographic area.  Fees for tissue processing cases from such physicians will be collected by the Company and recognized upon performance of the laboratory analysis.  Sales of equipment by Tech Stem are recognized when the following fundamental criteria are met:  (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.

Concentrations

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.  This potentially subjects the Company to a concentration of credit risk; however the Company believes the risk is negligible.  The Company’s carrying amount of deposits in financial institutions did not exceed federally insured limits at March 31, 2011.

Intellicell BioSciences Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The Company anticipates that it will purchase more than 50% of its lab equipment, for both its own use as well as for resale from one vendor. This vendor sold 67% of the lab equipment purchased by the Company during the three months ended March 31, 2011.

Certain Risks and Uncertainties

The Company has a limited operating history and its prospects are subject to the risks and uncertainties frequently encountered by companies in the early stages of development and commercialization, especially those companies in rapidly evolving and technologically advanced industries such as the biotech / medical device field.  The future viability of the Company largely depends on its ability to complete development of new products and processes and maintain and/or receive regulatory approval for those products and processes.  No assurance can be given that the Company’s new processes and products will be successfully developed, regulatory approvals will be maintained or granted, or acceptance of these processes and products by the medical and patient communities will be achieved.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest.  The Company maintains an allowance for doubtful accounts for estimated losses.  In establishing the required allowance, management considers possible losses adjusted to take into account current market conditions and customers’ financial condition, the amount of receivables in dispute, if any, and the current receivables aging and current payment patterns.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  As of March 31, 2011, the Company did not require and allowance for doubtful accounts.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation and amortization are computed for financial reporting purposes utilizing the straight-line method over the estimated useful lives of the related asset or, for leasehold improvements and capital leases, the shorter of the lease term or estimated useful life.

Depreciation expense for the three months ended March 31, 2011 was $2,713 and is included in general and administrative expenses on the Company’s statement of operations.

Maintenance and repairs are charged to expense as incurred.  Costs of renewals and betterments are capitalized.

Research and Development Costs

Research and development (“R&D”) expenses include supplies,  salaries, benefits, and other headcount related costs, clinical trial and related clinical manufacturing costs, contract and other outside service and facilities and overhead costs.  The Company expenses the costs associated with research and development activities when incurred.

Intellicell BioSciences Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Income Taxes

The Company accounts for income taxes under using the liability method.  The liability method requires recognition of future tax benefits, measured by enacted rates, attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities to the extent that realization of such benefits is “more likely than not.”  The Company’s temporary differences between financial statement and income tax reporting relate primarily to receivable reserves, depreciation expense, and operating loss carryforwards.

Under GAAP, any uncertainty in income taxes must be recognized in a company’s financial statements.  As of December 31, 2010, the Company has determined that it has no uncertain tax positions that require either recognition or disclosure in the financial statements.

3.	Related Party Transactions

The Company is provided office facilities and related services by a company owned by the Company’s majority shareholder. The Company has recorded rent and utilities expenses of $30,000 representing the Company’s portion of use for such for the three months ended March 31, 2011. In addition, the Company has recorded salary expense of $68,750 related to this same shareholder as a result of this individual serving in the capacity of the Company’s Chief Executive Officer for the three months ended March 31, 2011 and salary expenses totaling $43,750 accrued and payable to the Company’s Executive Vice President who is a related party, a shareholder and the spouse of the majority shareholder. Included in Research and Development costs for the period ended March 31, 2011 is $76,000 in fees accrued and payable to Dr. Steven Victor, a related party as the company’s majority stockholder and Chairman of the Board for services as the attending physician in seven patient cases included as part of the Company’s ongoing research of its technologies and processes. Payment of these fees will be contingent upon the Company either generating $2.0 million in revenues or completing an equity offering of the Company’s common stock or other securities equal to or greater than $5.0 million, whichever occurs first. As of March 31, 2011, the following amounts were owed to related parties:

March 31, 2011
Accrued salaries	$235,432
Accrued research fees	281,000
$516,432

Intellicell BioSciences Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

4.	Derivative Liabilities

GAAP provides guidance on determining what types of financial instruments or embedded features in a financial instrument would cause a financial instrument to be considered as indexed to a company’s own stock for the purpose of evaluating the accounting for derivatives. These requirements can affect the accounting for warrants issued by the Company. Under the evaluation criteria, the Company concluded that the instruments issued are not indexed to the Company's stock and therefore are to be treated as derivative liabilities.

Warrant Derivative Liabilities

The derivative liabilities related to outstanding warrants were valued using the Black-Scholes option valuation model and the following assumptions on the following dates:

March 31, 2011
Risk free interest rate	3.00%

Expected volatility (peer group)	105.09%

Expected life (in years)	3

Expected dividend yield	-

Number of warrants	228,572

Fair value -warrant derivative liability	$48,000

Change in warrant derivative liability for the three months ended March 31, 2011	$9,290

The risk free interest rate was based on the yields of US Treasury securities having a similar life. The expected volatility was based on the historical volatility of the share prices of a peer group of the Company  as quoted on major US stock exchanges over a two year period, selected based upon similar industry category, market capitalization and total asset values. The expected dividend rate was based on the fact that the Company has not historically paid dividends on common stock and does not expect to pay dividends on common stock in the future.

Intellicell BioSciences Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

5.	Income Taxes

Significant components of the Company’s deferred tax assets and liabilities were as follows:

Deferred tax assets:
Federal net operating loss	$404,000

Total deferred assets	404,000
Less valuation allowance	(404,000)

Net deferred tax assets	$-

At March 31, 2011 the Company had a net operating loss (“NOL”) carryforward for income tax purposes of approximately $1,011,000 expiring in 2035 and 2036.  A valuation allowance has been established to offset the Company’s deferred tax assets as the Company has had losses since inception.

The Company’s income tax returns for the year 2010 are subject to examination by federal, state and local income tax authorities

6.	Convertible Debentures

In March 2011 the Company commenced a convertible debt offering aggregating $1,385,000, of which $200,000 had been subscribed and received as of March 31, 2011. The offering consists of $50,000 units each of which consists of a $50,000 subordinated convertible debenture payable one year from the date of issue with interest at a rate of 6% and convertible, at the option of the holder, into the Company’s common stock at a fixed conversion price of $1.72 per share together. Each unit also includes a detachable five (5) year warrant to purchase 58,140 shares of the Company’s common stock at an exercise price of $1.72 per share.  The proceeds from the issuance of convertible debt securities with detachable warrants will be allocated between the warrants and the debt security. The fair value of the detachable warrants issued with the convertible notes will be charged to additional paid-in capital with a corresponding discount on the convertible notes payable. The discount will be amortized over the life of the debt. As of March 31, 2011, the Company recorded an original issue discount of $38,710 related to the value of the warrants that will be amortized as interest expense over the initial one year term of the convertible debentures.

The convertible promissory notes were initially convertible into common shares based on a fixed conversion price of $1.72, and are subject to anti-dilution protection if the Company sells shares or share-indexed financing instruments at less than those prices. The conversion features were not afforded the exemption as conventional convertible, and the notes require liability classification under GAAP and are carried at their fair value. We estimate their fair value as a common stock equivalent, enhanced by the forward elements (coupon, puts, and calls), because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion behavior estimates) that are necessary to determine the fair value of this type of financial instrument.

Intellicell BioSciences Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The warrants issued in this financing arrangement are also required to be carried as a liability, at fair value, under GAAP. As discussed above, the fair value of the warrants on the inception dates has been estimated using the Black-Scholes model.

7.	Equity Transactions

During the period from January 1, 2011 through May 23, 2011, the Company sold 350,000 shares of its common stock to accredited investors at a price of $0.50 per share receiving proceeds of $175,000

On March 24, 2011, the Company issued 1,656,250 shares of its common stock for services.  The Company recognized the fair market value of $827,125 as an expense as of the date of issue.

8.	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through July 5, 2011, the date the accompanying financial statements became available to be issued.  The following are significant subsequent events.

On April 27, 2011, Media Exchange Group, Inc. (the “MEG”) entered into an Agreement and Plan of Merger by and among the MEG, the Company Acquisition Corp., a New York corporation and a wholly-owned subsidiary of MEG (“Merger Sub”) and the Company. Thereafter, on June 3, 2011, the parties entered into an Amended and Restated Agreement and Plan of Merger (the Merger Agreement, as amended and restated is hereinafter referred to as the “(the “Merger Agreement”). Pursuant to the Merger Agreement, the Company merged with and into the Merger Sub with the Company continuing as the surviving corporation (the “Merger”). As consideration for the Merger, the holders of the an aggregate of 7,975,768 shares of the Company’s common stock exchanged their shares of common stock for an aggregate of 15,476,978 shares of the  MEG’s common stock and Steven Victor, the principal shareholder of the Company, exchanged an aggregate of 10,575,482 shares of the Company’s common stock for an aggregate of 20,521 shares of MEG’s series B preferred stock, based upon an effective exchange rate of 1.94 shares for each share of the Company’s common stock held (the “Transaction”). Each share of series B preferred stock is convertible into 1,000 shares of MEG’s common stock. In addition, the holders of the series B preferred stock are entitled to notice of stockholders’ meeting and to vote as a single class with the holders of the Common Stock on any matter submitted to the stockholders for a vote, and are entitled to the number of votes equal the product of (a) the number of shares of Common Stock into which the series B preferred stock is convertible into on the record date of the vote multiplied by (b) ten (10). The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the Merger. The closing of the Merger took place on June 3, 2011 (the “Closing Date”).

Intellicell BioSciences Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

In addition to the foregoing, in accordance with the Merger Agreement, all outstanding convertible notes issued by the Company (the “the Company Notes”) and warrants issued by the Company (the “the Company Warrants”) entitle the holder to convert or exercise, as the case may be, into and receive the same number of shares of MEG common stock as the holder of the Intellicell Notes and Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Intellicell Notes and Warrants in full immediately prior to the closing of the Merger. Thus, there are an aggregate of $1,385,000 of Intellicell Notes outstanding which are convertible into an aggregate of 1,573,864 shares of common stock of MEG (at a conversion price of $0.88) and warrants to purchase an aggregate of 3,076,189 shares of common stock of MEG (at an exercise price of $0.88).

Following the Merger, MEG will be changing its name to the IntelliCell Biosciences, Inc., and the trading symbol is expected to be changed as well. As a result of the Merger, the Company became a wholly-owned subsidiary of MEG, with the Company’s former shareholders acquiring a majority of the outstanding shares of MEG’s common stock, as well as all of the shares of MEG’s series B preferred stock

On June 1, 2011, a company owned by Steven Victor, the Company’s chief executive officer, entered into a 13 year lease for new office space, for which the Company unconditionally guaranteed any and all obligations owed under the lease to the landlord. In connection with the execution of the lease, The Company established a restricted cash account in the amount of approximately $650,000 to secure a line of credit to be used as a security deposit under the lease. Once the build out of the office space is complete, the Company will pay $25,000 per month to sublease office space from the company owned by Dr. Victor.

The Company had no additional significant subsequent events requiring disclosure.